Exhibit 10(n)

CHANGE IN CONTROL AGREEMENT

This CHANGE IN CONTROL AGREEMENT (“Agreement”) is made as of                     , 2008 by and between HUMANA INC., Louisville, Kentucky (the “Company”), and                                          (the “Employee”).

WHEREAS, the Board of Directors (the “Board”) of the Company desires to foster the continuous employment of the Employee and has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Employee to his or her duties free from distractions which could arise in the event of a threatened Change in Control of the Company.

WHEREAS, the Company and the Employee are each a party to a Change in Control Agreement dated [                    ], and whereas the parties desire to amend the Change in Control Agreement to comply with Section 409A of the Internal Revenue Code and the regulations and other interpretive guidance issued thereunder (“Section 409A”) and to make certain other changes to the Change in Control Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Employee agree as follows:

1. QUALIFYING TERMINATIONS. The Employee shall receive the termination benefits set forth in Section 2 of this Agreement if the Employee’s employment with the Company is terminated:

(i) by the Company other than for Cause, or by the Employee for Good Reason within twenty-four (24) months following a Change in Control and during the term of this Agreement, or

(ii) by the Company other than for Cause at any time prior to the date of a Change in Control and such termination occurred after the Company entered into a definitive agreement, the consummation of which would constitute a Change in Control.

2. TERMINATION BENEFITS. In the event of a Qualifying Termination, the Employee shall receive the following termination benefits:

(i) The Company shall, within ten (10) days following the Date of Termination, pay the Employee:

(a) The Employee’s base salary earned but not yet paid through the Date of Termination at the greater of the rate in effect at the time the Change in Control occurred, if applicable, or when the Notice of Termination was given, plus any bonuses or incentive compensation which, pursuant to the terms of any compensation or benefit plan, have been earned and are payable as of the Date of Termination. For purposes of this Agreement, bonuses and incentive compensation shall be considered payable if all conditions for earning them have been met and any requirement that Employee be actively employed as of the date of payment shall be disregarded; and

(b) A lump sum in an amount equal to                      (            ) times the amount equal to the sum of (A) the Employee’s Annual Base Salary at the greater of the rate in effect at the time the Change in Control occurred, if applicable, or when the Notice of Termination was given plus (B) the maximum bonus or incentive compensation which could have been earned by the Employee calculated as if all relevant goals had been met during the then-current fiscal year of the Company pursuant to the terms of the incentive compensation plan in which the Employee participates. If there is no incentive compensation plan in effect at the time the Notice of Termination is given, then for purposes of this Agreement it shall be assumed that the amount of incentive compensation to be paid to the Employee shall be the maximum target amount under any incentive compensation plan in which the Employee participated at the date of the Change in Control, if applicable, or the most recent plan participated in, whichever would be greater.

(ii) The Company shall, for the period stated below, maintain in full force and effect for the benefit of the Employee and the Employee’s dependents and beneficiaries, at the Company’s expense, all life insurance, health insurance, dental insurance, accidental death and dismemberment insurance and disability insurance under plans and programs in which the Employee and/or the Employee’s dependents and beneficiaries participated immediately prior to the Date of Termination, provided that continued participation is possible under the general terms and provisions of such plans and programs (“Extended Benefits”). The Extended Benefits shall be continued until the earlier of (A) the second (2nd) anniversary of the Date of Termination, (B) the effective date of the Employee’s coverage under equivalent benefits from a new employer (provided that no such equivalent benefits shall be considered effective unless and until all pre-existing condition limitations and waiting period restrictions have been waived or have otherwise lapsed), or (C) the death of the Employee. If participation in any such plan or program is barred, the Company shall arrange at its own expense to provide the Employee with benefits substantially similar to those which the Employee would have been entitled to receive under such plans and programs. At the end of the period of coverage, the Employee shall have the right to have assigned to him or her, at no cost and with no apportionment of prepaid premiums, any assignable insurance policy relating specifically to him or her. At the conclusion of the coverage provided under this Subsection, Employee shall be entitled to the continuation for a period of 18 months of the health and dental insurance then being provided to him or her at a cost to him or her equal to the amount then being charged to employees of the Company for such coverage provided pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA). The coverage provided pursuant to this Subsection shall be in satisfaction of the Company’s obligation to provide coverage under COBRA. The Company will use all commercially reasonable efforts to provide for the continuation of benefits in a manner that (A) does not subject the benefits to Section 409A and (B) does not cause the benefits to be included in the taxable income of the Employee.

3. TIMING OF PAYMENTS AND PROVISION OF BENEFITS.

(i) Notwithstanding any other provision in this Agreement, if, on the Date of Termination, the Employee is a “specified employee” as defined under Section 409A, the amount payable to the Employee pursuant to Section 2(i)(b) of this Agreement shall not be made or commenced until the date that is six (6) months and one (1) day after the Employee’s Date of Termination (the “Delay Period”) and shall be paid on such date; provided, however, that the payments shall not be delayed during the Delay Period if the termination occurs by reason of his death.

(ii) To the extent that benefits to be provided to the Employee pursuant to Section 2(ii) of this Agreement are not (A) “disability pay,” “death benefit” plans or non-taxable medical benefits within the meaning of Treasury Regulation Section 1.409A-1(a)(5) or (B) other benefits not considered nonqualified deferred compensation within the meaning of that regulation, such provision of benefits shall be delayed until the end of the Delay Period, unless the Employee’s termination occurs by reason of his death. Notwithstanding the foregoing, to the extent that the previous sentence applies to the provision of any ongoing benefits that would not be required to be delayed if the premiums were paid by the Employee, the Employee shall pay the full cost of the premiums for such benefits during the Delay Period and the Company shall pay the Employee an amount equal to the amount of such premiums paid by the Employee during the Delay Period within ten (10) days after the end of the Delay Period.

(iii) To the extent that any benefits to be provided to the Employee pursuant to this Agreement are considered nonqualified deferred compensation and are reimbursements subject to Treasury Regulation Section 1.409A-3(i)(1)(iv), then (i) the reimbursement of eligible expenses related to such benefits shall be made on or before the last day of the Employee’s taxable year following the Employee’s taxable year in which the expense was incurred and (ii) notwithstanding anything to the contrary in this Agreement or any plan providing for such benefits, the amount of expenses eligible for reimbursement during any taxable year of the Employee shall not affect the expenses eligible for reimbursement in any other taxable year.

4. DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

(i) “Annual Base Salary” shall mean an Employee’s stated annual compensation without regard to any bonus, perquisite or other benefits.

(ii) A termination for “Cause” shall be termination by reason of the conviction of the Employee, by a court of competent jurisdiction and following the exhaustion of all possible appeals, of a criminal act involving the Company or its assets.

(iii) “Change in Control” shall have the meaning set forth in Appendix A.

(iv) “Company” shall mean Humana Inc. or any successor thereof.

(v) “Date of Termination” shall mean the date specified in the Notice of Termination, not to exceed thirty (30) days from the date such Notice of Termination is given.

(vi) “Good Reason” shall mean the occurrence after a Change in Control of any of the following events without the Employee’s express written consent:

(a) Any material reduction in the Employee’s title, authority or responsibilities, including reporting responsibilities;

(b) A reduction by the Company in the Employee’s Annual Base Salary as in effect on the date hereof or as the same may be increased from time to time;

(c) The relocation of the Employee’s office at which the Employee is to perform his or her duties to a location more than thirty (30) miles from the location at which the Employee performed his or her duties prior to the Change in Control;

(d) The failure by the Company to continue in effect any incentive, bonus or other compensation plan in which the Employee participates, unless the Company substitutes a substantially equivalent benefit;

(e) The failure by the Company to continue in effect any Employee benefit plan (including any medical, hospitalization, life insurance, dental or disability benefit plan in which the Employee participated) or any material fringe benefit or perquisite enjoyed by the Employee at the time of the Change in Control, unless the Company substitutes benefits which, in the aggregate, are equivalent;

(f) Any material breach by the Company of any provision of this Agreement; or

(g) The failure of the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Agreement.

(vii) “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement which is relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated. Any purported termination by the Company or by the Employee hereunder shall not be effective until communicated by written Notice of Termination to the other party.

(viii) “Qualifying Termination” shall mean a termination of the Employee’s employment with the Company as described in Section 1 of this Agreement.

5. TERM OF AGREEMENT. This Agreement shall continue in effect until December 31, 20     provided, however, commencing on December 31, 20     and on each December 31 thereafter, there shall automatically be an extension of one (1) year on the then-current term of this Agreement, unless either the Company or the Employee shall have given written notice to the other on or before said December 31, that the term of this Agreement shall not be so extended. Notwithstanding any such notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of twenty-four (24) months after a Change in Control if the Agreement is still in effect on the date of the Change in Control.

6. SUCCESSORS; BINDING AGREEMENT.

(i) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) of all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform it if no such succession or assignment had taken place.

(ii) This Agreement shall inure to the benefit of and be enforceable by the Employee’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to him or her hereunder if he or she had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee’s devisee, legatee or other designee, and if there is no such devisee, legatee or designee, to the Employee’s estate.

7. NO MITIGATION. The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment; nor shall such be reduced by any compensation earned by the Employee as a result of employment or otherwise.

8. FEES AND EXPENSES. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Employee as a result of the Employee seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Employee is or may be entitled to receive benefits. The reimbursement of the eligible expense must be made on or before the last day of the Employee’s taxable year following the Employee’s taxable year in which the expense was incurred.

9. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

10. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of Kentucky without giving effect to the conflicts of laws principles thereof.

11. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

12. ENTIRE AGREEMENT/TERMINATION OF ANY PRIOR AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes and terminates all prior agreements, understandings and arrangements, oral or written, between the Employee and the Company or any of its subsidiaries or any entity acquired by the Company with respect to the salary and other benefits referenced in Section 2 of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Employee has executed this Agreement, each as of the day and year set forth above.

HUMANA INC.		EMPLOYEE

BY:		BY:
	Name:		Name:
	Title:		Title:

ATTEST:

BY:
Name:
Title: Secretary

APPENDIX A

“Change in Control” shall mean the occurrence of:

1)	An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”) (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

2)	The individuals who, as of the effective date of this Agreement are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

3)	The consummation of:

a)	A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company where:

i)

the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

ii)	the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and no agreement, plan or arrangement is in place to change the composition of the board of directors following the merger, consolidation or reorganization; and

iii)	no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities.

b)	A complete liquidation or dissolution of the Company; or

c)	The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of Shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.